UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

August 22, 2007

Date of Report (Date of earliest event reported)

Lincoln National Corporation

(Exact name of registrant as specified in its charter)

Indiana	1-6028	35-1140070
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1500 Market Street, West Tower, Suite 3900, Philadelphia, Pennsylvania 19102-2112

(Address of principal executive offices) (Zip Code)

(215) 448-1400

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On August 22, 2007, we sold $300,000,000 aggregate principal amount of our 5.65% Senior Notes due August 27, 2012 (the “Notes”) pursuant to the Prospectus, dated March 14, 2006 (the “Prospectus”), filed as part of our Registration Statement on Form S-3 (Registration No. 333-132416) (“Form S-3”) with the Securities and Exchange Commission (the “SEC”), as supplemented by a Prospectus Supplement in preliminary form and Free Writing Prospectus, each dated August 22, 2007. We sold the Notes pursuant to an Underwriting Agreement, dated August 22, 2007 (the “Underwriting Agreement”), among us, J.P. Morgan Securities Inc. and Wachovia Capital Markets, LLC, as representatives of the underwriters named in Schedule I to the Underwriting Agreement. The Notes were sold to the underwriters at a price of 99.189%. The Notes were issued under an Indenture, dated as of September 15, 1994 (the “Base Indenture”), as supplemented by the First Supplemental Indenture, dated as of November 1, 2006 (the “First Supplemental Indenture”), between us and The Bank of New York, as trustee.

From time to time, certain of the underwriters have provided, and may provide, various financial advisory or investment banking services to us and our affiliates, for which they have received and may continue to receive customary fees and commissions. Affiliates of J.P. Morgan Securities Inc., Wachovia Capital Markets, LLC, Banc of America Securities LLC and UBS Securities LLC have acted as lenders in a $1.0 billion line capacity, and affiliates of J.P. Morgan Securities Inc., Wachovia Capital Markets, LLC, Banc of America Securities LLC and KeyBanc Capital Markets Inc. have acted as lenders in a $1.6 billion line of credit. The underwriters may, from time to time, engage in transactions with or perform services for us in the ordinary course of business, including acting as distributors of various life, annuity and investment products of our subsidiaries.

The preceding is a summary of the terms of the Underwriting Agreement and the Notes and is qualified in its entirety by reference to (i) the Underwriting Agreement attached as Exhibit 1.1 hereto; (ii) the Base Indenture attached as Exhibit 4(c) to the Registration Statement on Form S-3/A filed with the SEC on September 15, 1994; (iii) the First Supplemental Indenture attached as Exhibit 4.4 to the Annual Report on Form 10-K for the fiscal year ended December 31, 2006; and (iv) the Form of Notes attached as Exhibit 4.1 hereto and each is incorporated herein by reference as though it were fully set forth herein.

The sale of the Notes does not change our previous interest expense guidance of approximately $65-$70 million per quarter, pre-tax, for the remainder of 2007; however, we expect to be at the top end of that range.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

The Exhibit Index beginning on page E-1 is incorporated herein by reference.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lincoln National Corporation

By:	/s/ Frederick J. Crawford
Name:	Frederick J. Crawford
Title:	Senior Vice President and Chief Financial Officer

Date: August 27, 2007

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EXHIBIT INDEX

1.1	Underwriting Agreement, dated August 22, 2007, among Lincoln National Corporation, J.P. Morgan Securities Inc. and Wachovia Capital Markets, LLC, as representatives of the underwriters named in Schedule I to the Underwriting Agreement.

4.1	Form of 5.65% Senior Notes due 2012.

5.1	Opinion of Blank Rome LLP.

8.1	Tax Opinion of Blank Rome LLP (included in Exhibit 5.1 of this current report).

23.1	Consent of Blank Rome LLP (included in Exhibit 5.1 of this current report).

E-1